UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 19, 2017

RF INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)
7610 Miramar Road, Bldg. 6000 San Diego, California 92126-4202 (Address of Principal Executive Offices) (858) 549-6340 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 19, 2017, Comnet Telecom Supply Inc. (“Comnet”), a New Jersey-based wholly-owned subsidiary of RF Industries, Ltd. that manufactures and sells fiber optics cable, distinctive cabling technologies and custom patch cord assemblies, as well as other data center products, entered into a fifth amendment to its lease with Kimberly Alvin Property, LLC (successor in interest to EB 3 LLC), as landlord, under which Comnet leases 15,000 square feet of space in a building located at 1 Kimberly Road, East Brunswick, New Jersey.

Under the amendment, the parties agreed that the term of the lease shall be extended for a period of five (5) years (the “ Extension Term”), which Extension Term shall commence on October 1, 2017, and, unless sooner terminated or extended in accordance with the lease, shall end on September 30, 2022. During the Extension Term, the monthly base rent for the period from October 1, 2017 to September 30, 2018 will be $8,541.67; from October 1, 2018 to September 30, 2019, $7,187.50; from October 1, 2019 to September 30, 2020, $7,500.00; from October 1, 2020 to September 30, 2021, $7,812.50; and from October 1, 2021 to September 30, 2022, $8,125.00.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the amendment, a copy of which is filed as Exhibit 10.1, and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Fifth Amendment To Lease, by and between Icon Kimberly Alvin Property, LLC and Comnet Telecom Supply, Inc., dated June 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 21, 2017	By:	/s/ Howard Hill
Howard Hill
Interim Chief Executive Officer